Exhibit 16.1

April 25, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Precision Therapeutic lnc.'s statements included under item 4.01 of its Form 8-K filed on April 25, 2018 and we agree with such statements concerning our firm.

/s/ Olsen Thielen & Co., Ltd.

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